Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read Vision-Sciences, Inc. and Subsidiaries’ statements included under Item 4.01 on its Form 8-K filed on August 18, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP